As filed with the Securities and Exchange Commission on June 29, 2020

Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DraftKings Inc.

  (Exact name of registrant as specified in its charter)

Nevada	84-4052441
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 Berkeley Street, 5th Floor Boston, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

DraftKings Inc. 2020 Incentive Award Plan
DraftKings Inc. Employee Stock Purchase Plan
DraftKings Inc. 2017 Equity Incentive Plan

DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan

SBTech (Global) Limited 2011 Global Share Option Plan

(Full title of the plan)

R. Stanton Dodge
DraftKings Inc.
 222 Berkeley Street, 5th Floor
Boston, Massachusetts 02116

(Name and address of agent for service)

(617) 986-6744
 (Telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller
Jeannette E. Bander

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Tel: (212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A common stock, par value $0.0001 per share (3)	52,870,000	$34.75	$1,837,232,500.00	$238,472.78
Class A common stock, par value $0.0001 per share (4)	5,840,000	$34.75	$202,940,000.00	$26,341.62
Class A common stock, par value $0.0001 per share (5)	58,675,996	$34.75	$2,038,990,861.00	$264,661.01
Class A common stock, par value $0.0001 per share (6)	4,331,027	$34.75	$150,503,188.25	$19,535.31
Total			$4,229,666,549.25	$549,010.72

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event. In addition, this Registration Statement registers the resale of shares of the Registrant’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) by certain selling securityholders identified in the Reoffer Prospectus included in and filed with this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3) under the Securities Act.

(2)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act, the proposed maximum offering price per share is based on the average high and low prices of Class A Common Stock as reported on the NASDAQ Global Select Market on June 26, 2020.

(3)	Represents shares of Class A Common Stock reserved for issuance under the DraftKings Inc. 2020 Incentive Award Plan. The total number of shares of Class A Common Stock under the DraftKings Inc. 2020 Incentive Award Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2021, by a number of shares equal to 5% of the total outstanding shares of Class A Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 33,000,000 shares). Notwithstanding the foregoing, DraftKings Inc.’s (the “Registrant”) board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. Such additional shares have not been included in this Registration Statement and will be registered upon such time as the Registrant determines to allow for the automatic increase.

(4)	Represents shares of Class A Common Stock reserved for issuance under the DraftKings Inc. Employee Stock Purchase Plan. The total number of shares of Class A Common Stock under the DraftKings Inc. Employee Stock Purchase Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of shares equal to 1% of the total number of outstanding shares of Class A Common Stock on the last day of the prior calendar year (subject to a maximum annual increase of 6,600,000 shares). Notwithstanding the foregoing, the Registrant's board of directors may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. Such additional shares have not been included in this Registration Statement and will be registered upon such time as the Registrant determines to allow for the automatic increase.

(5)	Represents shares of Class A Common Stock underlying awards granted under the DraftKings Inc. 2017 Equity Incentive Plan, as assumed by the Registrant, and the DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as assumed by the Registrant.

(6)	Represents shares of Class A Common Stock underlying awards granted under the SBTech (Global) Limited 2011 Global Share Option Plan, as assumed by the Registrant.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Class A Common Stock that may be deemed to be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “selling securityholders”). The shares of Class A Common Stock included in the Reoffer Prospectus were issued to the selling securityholders in respect of awards that were issued to the selling securityholders as employees or directors of DraftKings Inc., a Delaware corporation (“Old DK”), or SBTech (Global) Limited (“SBTech”) prior to the business combination of the Registrant, Old DK and SBTech (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*              Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

REOFFER PROSPECTUS

25,963,417 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 25,963,417 shares of the Class A common stock, par value $0.0001 per share (the “Class A common stock”) of DraftKings Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “DraftKings,” “we,” “our” or “us”), a Nevada corporation. This prospectus covers 25,963,417 shares of Class A common stock issued to each Selling Securityholder under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Securityholder. We are not offering any shares of Class A common stock and will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreement described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 13 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A common stock covered by this prospectus.

The shares of Class A common stock that have been or will be issued pursuant to restricted stock unit awards or options granted to the Selling Securityholders and will be “restricted securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “DKNG”. On June 26, 2020, the closing price of our Class A common stock was $33.34 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 29, 2020.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements include statements relating to our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to maintain the listing of our shares of Class A common stock and warrants on Nasdaq;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

●	our ability to effectively compete in the global entertainment and gaming industries;

●	our ability to successfully acquire and integrate new operations;

●	our ability to obtain and maintain licenses with gaming authorities;

●	our inability to recognize deferred tax assets and tax loss carryforwards;

●	market conditions and global and economic factors beyond our control, including the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and our liquidity, operations and personnel;

●	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

●	litigation and the ability to adequately protect our intellectual property rights; and

●	other factors detailed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Definitive Proxy Statement on Schedule 14A relating to the Business Combination (as defined herein), filed with the SEC on April 15, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each of which are incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

We are a digital sports entertainment and gaming company. We provide users with daily fantasy sports, sports betting and iGaming opportunities, and we are also involved in the design and development of sports betting and casino gaming platform software for online and retail sportsbook and casino gaming products.

Our mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. We accomplish this by creating an environment where our users can find enjoyment and fulfillment through daily fantasy sports contests, sports betting and iGaming.

We seek to innovate and to constantly improve our games and product offerings. Our focus is on creating unique and exciting experiences for our users. We are also highly focused on our responsibility as stewards of this new era in real-money gaming. Our ethics guide every decision we make, both in our respect for the tradition of sports and in our investment in regulatory compliance and consumer protection that have guided our company.

Recent Developments

The novel coronavirus is having a significant impact on most businesses, including ours. The direct impact on the business of DraftKings beyond disruptions in normal business operations in several of our offices is primarily through the suspension, postponement and cancellation of major sports seasons and sporting events. The ultimate impact of COVID-19 on our financial and operating results is unknown and will depend on the length of time that these disruptions exist and whether the sports seasons and sporting events will ultimately be suspended, postponed, or cancelled; however, COVID-19 has had a significant impact and may continue to have a significant impact, the full extent of which is unknown, but which could be material. In particular, these changes have reduced customers’ use of, and spending on, our product offerings, and have caused us to issue refunds for canceled events, and retail casinos where we have a branded Sportsbook have closed, although some have now reopened.

On May 27, 2020, we issued a notice of redemption of all of our outstanding public warrants (not including our private placement warrants). Holders of our public warrants had until June 26, 2020 (the “Redemption Date”) to exercise their public warrants by paying the exercise price of $11.50 per share in cash. Public warrants not exercised by the Redemption Date are now void and no longer exercisable, and will be redeemed by us for a price of $0.01 per public warrant. As of the Redemption Date, we issued 16,210,068 shares of Class A common stock pursuant to the exercise of public warrants and received $186.4 million of proceeds from such exercises.

On June 23, 2020, we completed an underwritten public offering of 46 million shares of our Class A common stock (the “underwritten offering”), pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated June 18, 2020, with Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein, and certain selling stockholders of ours named therein (the “Selling Stockholders”). We sold 16 million shares of our Class A common stock and the Selling Stockholders sold 30 million shares of Class A common stock, each at a public offering price of $40.00 per share for a total offering size of $1.84 billion. In connection with the underwritten offering, we, our executive officers and directors and the Selling Stockholders entered into lock-up agreements with the underwriters, under which we and they agreed that, subject to certain exceptions, we and they will not sell, dispose of or hedge any shares or any securities convertible into or exchangeable for shares of our Class A common stock until October 20, 2020. At any time and without public notice, Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC may, in their sole discretion, release all or some of the securities.

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Background

DraftKings Inc., a Nevada corporation (the “Company”), was originally known as DEAC NV Merger Corp. (“DEAC NV”), a wholly-owned subsidiary of our predecessor Diamond Eagle Acquisition Corp. (“DEAC”), a special purpose acquisition company, which completed its initial public offering in May 2019. DEAC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and, prior to the business combination (the “Business Combination”) with DraftKings Inc., a Delaware corporation (“Old DK”) and SBTech (Global) Limited, a company limited by shares, incorporated in Gibraltar and continued as a company under the Isle of Man Companies Act 2006, with registration number 014119V (“SBTech”), DEAC was a “shell company” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), because it had no operations and nominal assets consisting almost entirely of cash. On April 23, 2020 (the “Closing Date”), DEAC consummated the Business Combination. In connection with the closing of the Business Combination, (i) DEAC merged with and into DEAC NV, a Nevada corporation, with DEAC NV surviving the merger and changing its name to “DraftKings Inc.”, (ii) following the reincorporation, DEAC Merger Sub Inc., a wholly-owned subsidiary of DEAC, merged with and into Old DK, with Old DK surviving the merger (the “DK Merger”) and (iii) immediately following the DK Merger, the Company acquired all of the issued and outstanding share capital of SBT (the “SBTech Acquisition”). Upon consummation of the foregoing transactions, Old DK and SBT became wholly-owned subsidiaries of the Company. In connection with the closing of the Business Combination, the issued and outstanding shares of DEAC’s Class A common stock were exchanged, on a one-for-one basis, for shares of DraftKings Class A common stock. Similarly, all of DEAC’s outstanding warrants became warrants to acquire shares of DraftKings Class A common stock on the same terms as DEAC’s warrants.

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

 Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

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About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 25,963,417 shares of our Class A common stock, issued to each Selling Securityholder under an option agreement or restricted stock unit award agreement, as applicable, between the Company and the Selling Securityholder. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of the lock-up agreement described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 222 Berkeley Street, 5th Floor, Boston, MA 02116. Our telephone number is (617) 986-6744, and our website address is www.draftkings.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, our Definitive Proxy Statement on Schedule 14A relating to the Business Combination and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

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 DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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USE OF PROCEEDS

The shares of Class A common stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A common stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A common stock by the Selling Securityholders.

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SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Class A common stock beneficially owned by the Selling Securitholders as of June 25, 2020 and the percentage of beneficial ownership is calculated based on 353,835,655 shares outstanding as of such date. The Selling Securityholders may offer all, some or none of the shares of Class A common stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Class A common stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Class A common stock under the offering contemplated by this prospectus or acquire additional shares of Class A common stock. We cannot advise you as to whether the Selling Secuirtyholders will, in fact, sell any or all of such shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Resale	% of Class A Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale	Class A Common Stock Offered for Resale	Class A Common Stock Beneficially Owned After Completion of the Resale	% of Class A Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale
Jason Robins (1)(2)	13,048,866	3.6%	91.8%	12,235,417	813,449	*	91.8%
Matthew Kalish (1)(3)	4,713,141	1.3%	*	4,169,205	543,936	*	*
Paul Liberman (1)(4)	5,288,400	1.5%	*	4,885,347	403,053	*	*
M. Gavin Isaacs (5)	479,285	*	*	479,285	—	*	*
Woodrow Levin (1)(6)	370,969	*	*	94,550	276,419	*	*
Richard Rosenblatt (1)(7)	207,815	*	*	205,585	2,230	*	*
Marni M. Walden (1)(8)	121,237	*	*	119,798	1,439	*	*
R. Stanton Dodge (1)(9)	3,126,237	*	*	3,126,237	—	*	*
Jason Park (1)(10)	662,490	*	*	647,993	14,497	*	*

*Less than one percent.

(1) The business address of each of these shareholders is 222 Berkeley Street, 5th Floor, Boston, MA 02116.

(2) Includes 12,235,417 options exercisable for shares of Class A common stock beneficially owned by Mr. Robins, our Chief Executive Officer and Chairman of the Board, and/or Robins Grantor Retained Annuity Trust of 2020, for which Mr. Robins has sole investment and voting power, which are vested or that will vest within 60 days. Mr. Robins, either directly or indirectly, also has beneficial ownership of 805,379 shares of Class A common stock and 8,070 shares underlying private placement warrants, which became exercisable on May 23, 2020 and which are not, in either case, offered hereby. The Selling Securityholder is a party to the Stockholders Agreement.

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(3) Includes 4,169,205 options exercisable for shares of Class A common stock beneficially owned by Mr. Kalish, our President, DraftKings North America, and Director, which are vested or that will vest within 60 days. Mr. Kalish, either directly or indirectly, also has beneficial ownership of 536,762 shares of Class A common stock and 7,174 shares underlying private placement warrants, which became exercisable on May 23, 2020 and which are not, in either case, offered hereby. The Selling Securityholder is a party to the Stockholders Agreement.

(4) Includes 4,885,347 options exercisable for shares of Class A common stock beneficially owned by Mr. Liberman, our President, Global Technology and Product, and Director, and Liberman Grantor Retained Annuity Trust of 2020, for which Mr. Liberman has sole investment and voting power, which are vested or that will vest within 60 days. Mr. Liberman, either directly or indirectly, also has beneficial ownership of 396,261 shares of Class A common stock and 6,792 shares underlying private placement warrants, which became exercisable on May 23, 2020 and which are not, in either case, offered hereby. The Selling Securityholder is a party to the Stockholders Agreement.

(5) The business address of Mr. Isaacs, a Director, is c/o Isaacs Consulting, 58 Sun Glow Ln., Las Vegas, NV 89135.

(6) Includes 94,550 options exercisable for shares of Class A common stock beneficially owned by Mr. Levin, a Director, which are vested or that will vest within 60 days. Mr. Levin, either directly or indirectly, also has beneficial ownership of 274,436 shares of Class A common stock and 1,983 shares underlying private placement warrants, which became exercisable on May 23, 2020 and which are not, in either case, offered hereby. Mr. Levin is a party to the Stockholders Agreement.

(7) Includes 205,585 options exercisable for shares of Class A common stock which are vested or that will vest within 60 days. Mr. Rosenblatt, a Director, also has beneficial ownership of 2,230 shares of Class A common stock which are not offered hereby. Mr. Rosenblatt is a party to the Stockholders Agreement.

(8) Includes 119,798 options exercisable for shares of Class A common stock which are vested or that will vest within 60 days. Ms. Walden, a Director, also has beneficial ownership of 1,439 shares of Class A common stock which are not offered hereby. Ms. Walden is a party to the Stockholders Agreement.

(9) Includes 3,126,237 options exercisable for shares of Class A common stock which are vested or that will vest within 60 days, beneficially owned by Mr. Dodge, our Chief Legal Officer and Secretary. Mr. Dodge is a party to the Stockholders Agreement.

(10) Includes 647,993 vested options exercisable for shares of Class A common stock, beneficially owned by Mr. Park, our Chief Financial Officer. Mr. Park also has beneficial ownership of 14,497 shares of Class A common stock which are not offered hereby. Mr. Park is a party to the Stockholders Agreement.

Listing of Common Stock

Our Class A common stock is currently listed on Nasdaq under the symbol “DKNG”.

Other Material Relationships with the Selling Securityholders

Employment Relationships

Each of Messrs. Robins, Kalish and Liberman entered into an employment agreement with us in connection with the Business Combination, and each of Messrs. Dodge and Park entered into an employment agreement with Old DK in connection with their respective appointment. Each of Messrs. Robins, Kalish, Liberman, Dodge and Park have provided and continue to provide, services to the Company commensurate with his role.

Indemnification Agreement

On the Closing Date, we entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to DraftKings or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

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Share Exchange Agreement

On the Closing Date, in connection with consummation of the Business Combination, Old DK, DEAC NV and Jason Robins entered into a Share Exchange Agreement (the “Exchange Agreement”), pursuant to which, (i) Old DK issued 1,659,078 shares of its Class A common stock and 393,013,951 shares of its Class B common stock in exchange for 1,659,078 shares of common stock of Old DK (the “Share Exchange”) held by Jason Robins; (ii) DEAC NV and Old DK agreed to treat each of the Share Exchange and the Merger Share Exchange (as defined in the Exchange Agreement) as a “tax-free reorganization”; and (iii) DEAC NV and Old DK agreed to jointly and severally indemnify Jason Robins from and against any federal, state and local taxes resulting from the Share Exchange itself with respect to, or as a result of, the receipt of such shares of Old DK Class B common stock or any income recognized by Jason Robins with respect to such shares of Old DK Class B common stock received by him in connection with the Share Exchange or the shares of Class B common stock, par value $0.0001 per share, of the Company, received by him in exchange for such shares of Old DK Class B common stock (including interest and penalties, and costs and expenses incurred in connection with any audit, examination, inquiry or other action or proceeding with respect to the foregoing (including the documented fees and disbursements of the CEO’s counsel related thereto)) upon the closing of the Business Combination.

Stockholders Agreement

Corporate Governance

On the Closing Date, in connection with consummation of the Business Combination, DraftKings entered into a Stockholders Agreement (the “Stockholders Agreement”) with certain initial shareholders and independent directors of DEAC (the “DEAC Stockholder Group”), certain stockholders of Old DK (the “DK Stockholder Group”) and the SBT Sellers (the “SBT Stockholder Group” and, together with the DEAC Stockholder Group and the DK Stockholder Group, the “Stockholder Parties”), pursuant to which, among other things, provided that our Board will initially be as set forth below:

●	DraftKings Directors. Ten directors nominated by the DK Stockholder Group, which were the directors of Old DK, including the Chief Executive Officer and at least five directors who qualify as “independent” directors under The Nasdaq Stock Market listing rules.

●	SBT Directors. Two directors nominated by Mr. Meckenzie, including at least one director who qualifies as an “independent” director under The Nasdaq Stock Market listing rules.

●	DEAC Director. One director nominated by the DEAC Stockholder Group, who qualifies as “independent” under The Nasdaq Stock Market listing rules subject to approval by DraftKings (such approval not to be unreasonably withheld).

●	From the first annual meeting of stockholders following the Closing Date, Mr. Meckenzie has the right to nominate one director (and any replacement of such director) to serve on the Board (subject to the Board’s approval not to be unreasonably withheld) so long as Mr. Meckenzie continues to hold at least 9% of the issued and outstanding shares of our Class A common stock.

●	Subject to applicable law, Mr. Robins agrees to vote in favor of Mr. Meckenzie’s nominee at each annual meeting of stockholders so long as Mr. Meckenzie has such nomination right described above.

Additionally, as of immediately following the Company’s 2021 Annual Meeting, the total number of directors constituting the Board will be reduced to eleven. The nominating and corporate governance committee of the Board will recommend to the Board eleven candidates for election to the Board at the 2021 Annual Meeting, of which no more than eight will be any of the ten directors initially nominated to serve on the Board by the DK Stockholder Group.

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Lock-Ups

Pursuant to the Stockholders Agreement, with certain limited exceptions, (i) no member of the DK Stockholder Group or the SBT Stockholder Group is permitted to transfer any shares of common stock beneficially owned or owned of record by such stockholder for a period of 180 days from the Closing Date, (ii) no member of the DEAC Stockholder Group is permitted to transfer any shares of common stock beneficially owned or owned of record by such stockholder until the earliest of (A) one year from the Closing Date, (B) the last consecutive trading day where the volume weighted average share price equals or exceeds $15.00 per share for at least 20 out of 30 consecutive trading days, commencing not earlier than 180 days after the Closing Date or (C) at the time DraftKings consummates a transaction after the transactions which results in the stockholders having the right to exchange their shares of common stock for cash, securities or other property; and (iii) Mr. Robins is not permitted to transfer any shares of common stock beneficially owned or owned of record until two years after the Closing Date.

Following the expiration of the lock-up periods, as applicable, the shares of DraftKings beneficially owned or owned of record by such stockholders may be sold without restriction, other than the restriction to transfer in accordance with the Securities Act and other applicable federal or state securities laws.

In contemplation of the underwritten offering, the stockholders selling in the underwritten offering were released from the lockup provisions with respect to the portion of their securities offered for sale and agreed not to sell their remaining shares of common stock until October 20, 2020, or with respect to the DEAC Stockholder Group and Mr. Robins, continuing in accordance with the Stockholders Agreement.

Permitted Transfers

At any time, any member of the Stockholder Parties may transfer shares of DraftKings common stock:

●	pursuant to a merger, stock sale, consolidation or other business combination of DraftKings with a third party that results in a change in control of DraftKings;

●	so long as such member is an individual, (x) to such member’s ancestors, descendants, siblings, cousins or spouse, (y) to trusts for the benefit of such member or such persons or (z) by way of bequest or inheritance upon death (provided that such transferee agrees in a writing to be bound by the terms of the Stockholders Agreement as a Stockholder Party); and
●	to any wholly-owned affiliate of such Stockholder Party or to any person wholly owning such stockholder.

Following the expiration of the lock-up periods, as applicable, the shares of DraftKings beneficially owned or owned of record by such stockholders may be sold without restriction, other than the restriction to transfer in accordance with the Securities Act and other applicable federal or state securities laws.

Registration Rights

The Stockholders Agreement provides that within 30 days of the closing, DraftKings will file a shelf registration statement on Form S-1 with respect to resales of all Registrable Securities (as defined in the Stockholders Agreement) held by members of the Stockholder Parties and will use its commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of  (i) 60 days (or 120 days if the SEC notifies DraftKings that it will “review” such shelf registration statement) after the closing and (ii) the tenth business day after the date DraftKings is notified by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. DraftKings filed such shelf registration on May 6, 2020 and it was declared effective on May 13, 2020.

In the period following the expiration of the lock-up periods, if any member of the Stockholder Parties delivers notice to DraftKings stating that it intends to effect an underwritten public offering of all or part of its Registrable Shares included on a shelf registration statement and reasonably expects aggregate gross proceeds of not less than $75,000,000, DraftKings will enter into a customary underwriting agreement and will take all such other reasonable actions as are requested by the managing underwriter or underwriters in order to expedite or facilitate the disposition of such Registrable Securities; provided that DraftKings will have no obligation to facilitate or participate in more than two underwritten offerings for each of the DK Stockholder Group, the SBT Stockholder Group and the DEAC Stockholder Group and no more than six underwritten offerings in the aggregate.

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Whenever DraftKings proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement other than on Form S-8 or on Form S-4, DraftKings will give notice to the Stockholder Parties and will include all Registrable Shares that any member of the Stockholder Parties requests for inclusion within five days of receiving notice from DraftKings, subject to any cut-back deemed necessary by an underwriter.

As long as any member of the Stockholder Parties owns Registrable Securities, DraftKings will, at all times while it remains a reporting company under the Exchange Act, file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by DraftKings after the Closing pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the members of the Stockholder Parties with true and complete copies of all such filings.

Smack Transfer Transaction

On May 11, 2018, Old DK entered into an asset purchase agreement with Smack Inc. (“Smack”) and certain stockholders of Smack, including Jason Robins and OneSix Red, LLC. Woodrow Levin, a director of DraftKings, is a manager of and has a financial interest in OneSix Red, LLC, primarily to hire certain key employees of Smack, which at the time, made mobile-based applications for end users. The stockholders party to the asset purchase agreement received shares of Old DK common stock as consideration for the transaction totaling 258,621 shares in the aggregate at a price per share of $1.16 (for a total value of $300,000.36). Jason Robins received 761 shares (valued at $882.76) and OneSix Red, LLC received 8,747 shares (valued at $10,146.52). In connection with the transaction, the Smack stockholders, including Jason Robins and OneSix Red, LLC, entered into a stockholder agreement with Old DK, which, among other things, requires such stockholders to vote the shares received as consideration in a certain way in the event of a change of control of Old DK.

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PLAN OF DISTRIBUTION

The shares of Class A common stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on Nasdaq or any other stock exchange on which the Class A common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A common stock in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A common stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A common stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Class A common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the shares of Class A common stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for us by R. Stanton Dodge, our Chief Legal Officer and Secretary. Mr. Dodge is an employee of DraftKings, participates in the Company’s equity incentive plans and owns shares of Class A common stock, including shares which may be resold pursuant to the reoffer prospectus of which this prospectus forms a part. As of the date of this prospectus, Mr. Dodge owns less than 1% of the issued and outstanding shares of Class A common stock.

EXPERTS

The consolidated financial statements of Diamond Eagle Acquisition Corp. as of December 31, 2019 and for the period from March 27, 2019 (inception) to December 31, 2019 incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2020, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing therein and are included in reliance on such report given the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DraftKings Inc. as at December 31, 2019 and 2018, and for the years ended December 31, 2019, 2018 and 2017, incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2020, have been audited by BDO USA, LLP (“BDO”), independent registered public accounting firm, as set forth in their report appearing elsewhere therein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. BDO’s report contains an explanatory paragraph regarding DraftKings’ ability to continue as a going concern and the impact of the novel coronavirus.

The consolidated financial statements of SBT and Subsidiaries as at December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in shareholders’ equity, and cash flows for the years ended December 31, 2019, 2018 and 2017, incorporated in this prospectus by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2020, have been audited by Ziv Haft, CPA (Isr.) (“Ziv Haft”), a BDO Member Firm, independent registered public accounting firm, as stated in their report appearing therein, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Ziv Haft’s report contains an explanatory paragraph regarding the impact of the novel coronavirus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at www.draftkings.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

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•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Current Reports on Form 8-K filed March 20, 2020, April 8, 2020, April 15, 2020, April 23, 2020, April 29, 2020 and June 23, 2020, and on Form 8-K/A filed May 15, 2020 (excluding “furnished” and not “filed” information); and

•	our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on April 15, 2020 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on May 10, 2019 and amended on June 29, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

DraftKings Inc.

222 Berkeley Street, 5th Floor

Boston, Massachusetts 02116

(617) 986-6744

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25,963,417 Shares of Class A Common Stock

REOFFER PROSPECTUS

June 29, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated as of their respective dates in this Registration Statement by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

(c)   the Registrant’s Current Reports on Form 8-K filed March 20, 2020, April 8, 2020, April 15, 2020, April 23, 2020, April 29, 2020 and June 23, 2020, and on Form 8-K/A filed May 15, 2020 (excluding “furnished” and not “filed” information); and

(d)   the description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A, as filed with the SEC on May 10, 2019 and amended on June 29, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Class A Common Stock is being passed upon for the Registrant by R. Stanton Dodge, our Chief Legal Officer and Secretary. As of June 29, 2020, Mr. Dodge owned, directly and indirectly, less than 1% of the issued and outstanding shares of Class A Common Stock. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s amended and restated articles of incorporation eliminate the liability of its officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that the Registrant’s directors and officers will not be individually liable to the Registrant, its stockholders or its creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

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The Registrant’s amended and restated articles of incorporation and bylaws also provide for indemnification for its directors and officers to the fullest extent permitted by Nevada law. The Registrant has entered into indemnification agreements with each of its directors that are, in some cases, broader than the specific indemnification provisions contained under Nevada law. The effect of these provisions is to restrict the Registrant’s rights and the rights of its stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director, because a director will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

The Registrant is also expressly authorized to carry directors’ and officers’ insurance to protect its directors, officers, employees and agents against certain liabilities.

Item 7.	Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of DraftKings Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.2	Amended and Restated Bylaws of DraftKings Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.3	Form of Specimen Class A Common Stock Certificate of DraftKings Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.4	DraftKings Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.5	DraftKings Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2020).

4.6	DraftKings Inc. 2017 Equity Incentive Plan, as amended from time to time (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 6, 2020).

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4.7	DraftKings Inc. 2012 Stock Option & Restricted Stock Incentive Plan, as amended from time to time (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 6, 2020).

4.8	SBTech (Global) Limited 2011 Global Share Option Plan (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-1, filed with the SEC on May 6, 2020).

5.1	Opinion of R. Stanton Dodge, Chief Legal Officer and Secretary of DraftKings Inc.

23.1	Consent of R. Stanton Dodge, Chief Legal Officer and Secretary of DraftKings Inc. (included in Exhibit 5.1).

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Diamond Eagle Acquisition Corp.

23.3	Consent of BDO USA, LLP, independent registered public accounting firm of DraftKings Inc.

23.4	Consent of Ziv Haft, CPA (Isr.), a BDO Member Firm, independent registered public accounting firm of SBTech (Global) Limited.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on June 29, 2020.

DraftKings Inc. (Registrant)

By:	/s/ R. Stanton Dodge
	Name:	R. Stanton Dodge
	Title:	Chief Legal Officer and Secretary

Each person whose signature appears below constitutes and appoints Jason D. Robins and R. Stanton Dodge, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney-in-fact or substitute.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Jason D. Robins	Chief Executive Officer and Chairman (Principal Executive Officer)	June 29, 2020
Jason D. Robins

/s/ Jason K. Park	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2020
Jason K. Park

/s/ Harry Evans Sloan	Vice Chairman	June 29, 2020
Harry Evans Sloan

/s/ Michael Gavin Isaacs	Director	June 29, 2020
Michael Gavin Isaacs

/s/ Matthew Kalish	Director	June 29, 2020
Matthew Kalish

/s/ Woodrow H. Levin	Director	June 29, 2020
Woodrow H. Levin

/s/ Paul Liberman	Director	June 29, 2020
Paul Liberman

/s/ Shalom Meckenzie	Director	June 29, 2020
Shalom Meckenzie

/s/ Ryan R. Moore	Director	June 29, 2020
Ryan R. Moore

/s/ Steven J. Murray	Director	June 29, 2020
Steven J. Murray

II-5

Name	Position	Date

/s/ Hany M. Nada	Director	June 29, 2020
Hany M. Nada

/s/ Richard Rosenblatt	Director	June 29, 2020
Richard Rosenblatt

/s/ John S. Salter	Director	June 29, 2020
John S. Salter

/s/ Marni M. Walden	Director	June 29, 2020
Marni M. Walden

II-6